UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 17, 2009

Walter Investment Management Corp.
(Exact name of registrant as specified in its charter)

Maryland	6789	13-3950486
(State or other jurisdiction of incorporation	(Primary Standard Industrial Classification	(I.R.S. Employer Identification No.)
or organization)	Code Number)

4211 West Boy Scout Boulevard, 4th Floor
Tampa, FL 33607-5724
(813) 871-4811
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
(Former Name or Former Address, if Changed from Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction.
     As previously disclosed, on February 6, 2009, Hanover Capital Mortgage Holdings, Inc. (“HCM”), Walter Industries, Inc. (“Walter”), Walter Investment Management, LLC (“Spinco”) and JWH Holding Company, LLC (“JWHHC”) entered into a Second Amended and Restated Agreement and Plan of Merger (as amended on February 17, 2009, the “Merger Agreement”). On April 17, 2009, Hanover and the other parties to the Merger Agreement completed the transactions contemplated by the Merger Agreement, which included the spin-off by Walter Industries of Spinco, the payment of a taxable dividend by Spinco to holders of its limited liability company interests, and the subsequent merger of Spinco into Hanover (the “Merger”). At the closing of the Merger, Hanover changed its name to Walter Investment Management Corp. (“Walter Investment”).
     The Registration Statement on Form S-4 filed by HCM in conjunction with the merger transaction included the financial statements of JWHHC, which was the parent of each entity comprising Walter’s Financing business as well as its Homebuilding business. Those financial statements included in continuing operations all of Walter’s Financing business with Walter’s Homebuilding business treated as a discontinued operation of JWHHC. The financial statements included in the Exhibits to this Form 8-K/A are those of Spinco, which represents all of the assets and liabilities of Walter’s Financing business transferred to Spinco by Walter prior to the spin-off and Merger. Thus, the financial statements of Spinco differ from those of JWHHC in part because they do not include the discontinued operations of Walter’s Homebuilding business, which was never owned by Spinco. The remaining differences between continuing operations reflected in the JWHHC financial statements and in the Spinco financial statements represent the elimination of the worker’s compensation program in the captive insurance business that was part of Walter’s Financing business but was not transferred to Spinco by Walter. Financial statement line items impacted by this difference are other assets, accounts payable, accrued expenses, premium revenue and claims expense.
     The combined financial statements of Walter Mortgage Company (“WMC”), Best Insurors (“Best”) and Walter Investment Reinsurance Company, Ltd. (“WIRC”) (collectively representing substantially all of Walter’s Financing business) are considered the predecessor to Spinco for accounting purposes. Thus, the combined financial statements of WMC, Best and WIRC have become the Company’s historical financial statements for periods prior to the Merger.
Item 3.01 Notification by the NYSE Amex of Non-compliance with Certain Continued Listing Standards
      On July 7, 2009, the Company notified the NYSE Amex (“Amex” or the “Exchange”) of its failure to timely file the financial information required for Spinco in a Form 8-K/A due on July 6, 2009. Subsequently on July 8, 2009, the Company received notice from Amex indicating that, due to the failure to timely file the pro forma financial statements of the business acquired on April 17, 2009, the Company did not meet certain of the Exchange’s continued listing standards. Specifically, the notice provides that the Company is not in compliance with Sections 134 and 1101 of the NYSE Amex LLC Company Guide and therefore is in violation of its listing agreement with the Exchange. The Company has filed as Exhibits to this Form 8-K/A financial information related to the business acquired on April 17, 2009 that was required to be reported by the Company by July 6, 2009. The Company believes that as a result of this filing, it has taken all action necessary to bring the Company back into compliance with the Exchange’s continued listing standards, but awaits formal confirmation by the Exchange.
Item 9.01 Financial Statements and Exhibits.
(a) Financial statements of business acquired
     The audited consolidated balance sheets of Spinco as of December 31, 2008 and 2007, and the related audited consolidated statements of operations, changes in member’s equity and comprehensive income and cash flows for each of the three years in the period ended December 31, 2008 are filed as Exhibit 99.1.
     The unaudited consolidated balance sheet of Spinco as of March 31, 2009 and the related unaudited consolidated statements of operations, changes in member’s equity and comprehensive income and cash flows for the three months ended March 31, 2009, are filed as Exhibit 99.2.
(b) Pro forma financial information
     The unaudited pro forma financial information for the year ended December 31, 2008 and the unaudited pro forma financial information as of and for the three months ended March 31, 2009 with respect to the Merger is filed as Exhibit 99.3.
(d) Exhibits

Exhibit
No.	Description
99.1	Spinco audited financial statements as of December 31, 2008 and 2007, and for the years ended December 31, 2008, 2007 and 2006.

99.2	Spinco unaudited financial statements as of March 31, 2009, and for the three months ended March 31, 2009 and 2008.

99.3	Unaudited pro forma condensed combined financial statements for the year ended December 31, 2008 and as of March 31, 2009 and the three months then ended.

99.4	Press Release, dated July 10, 2009.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER INVESTMENT MANAGEMENT CORP.
Date: July 10, 2009	By:	/s/ Kimberly A. Perez
Kimberly A. Perez, Vice President,
Chief Financial Officer and Treasurer